Exhibit 99.1
Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS RECORD REVENUES EXCEEDING $3 BILLION FOR FISCAL 2019
Fiscal fourth quarter revenues up 30% year over year

SAN JOSE, Calif., April 24, 2019 -- Xilinx, Inc. (Nasdaq: XLNX) today announced record revenues of $3.06 billion for fiscal year 2019, up 24% from the prior fiscal year. Revenues were $828 million for the fourth quarter of fiscal year 2019, up 4% from the prior quarter and up 30% year over year.
GAAP net income for fiscal year 2019 was $890 million, or $3.47 per diluted share. Non-GAAP net income for fiscal year 2019 was $892 million, or $3.48 per diluted share. GAAP net income for the March quarter was $245 million, or $0.95 per diluted share. Non-GAAP net income for the March quarter was $242 million, or $0.94 per diluted share.
The Xilinx Board of Directors declared a quarterly cash dividend of $0.37 per outstanding share of common stock payable on June 3, 2019 to all stockholders of record at the close of business on May 16, 2019.
Additional fourth quarter of fiscal year 2019 comparisons are provided in the charts below. Due to the adoption of the new revenue recognition standard in the first quarter of fiscal year 2019, all 2018 results have been restated to conform with the new standard.

Q4 2019 Financial Highlights
(In millions, except EPS)

	GAAP

	Q4	Q3	Q4
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net Revenues*	$828	$800	$638	4%	30%
Operating income	$250	$258	$163	-3%	53%
Net income	$245	$239	$145	2%	68%
Diluted earnings per share	$0.95	$0.93	$0.56	2%	70%

	Non-GAAP

	Q4	Q3	Q4
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net Revenues*	$828	$800	$638	4%	30%
Operating income	$259	$263	$197	-2%	31%
Net income	$242	$237	$181	2%	34%
Diluted earnings per share	$0.94	$0.92	$0.70	2%	34%

* No adjustment between GAAP and Non-GAAP

“Fiscal year 2019 was truly an exceptional year for Xilinx. For the year, we exceeded $3 billion in annual revenues for the first time and posted 24% growth from last year, driven by Advanced Product revenues which grew 40% year over year. In addition, we demonstrated strong profitability by posting over 30% growth in both non-GAAP operating income and non-GAAP diluted earnings per share. We are executing to our strategy and focusing on growth across our portfolio as we continue our transformation to a platform company,” said Victor Peng, president and chief executive officer, Xilinx.

Net Revenues by Geography:

	Percentages			Growth Rates
	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018	Q-T-Q	Y-T-Y
North America	27%	28%	31%	-3%	13%
Asia Pacific	47%	46%	39%	6%	56%
Europe	18%	18%	22%	7%	12%
Japan	8%	8%	8%	7%	20%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018	Q-T-Q	Y-T-Y
Communications	41%	35%	31%	23%	74%
Data Center and TME	18%	21%	25%	-12%	-7%
Automotive, Broadcast and Consumer	14%	15%	15%	-6%	20%
Industrial, Aerospace & Defense	27%	27%	35%	2%	1%
Channel	0%	2%	-6%	NM	NM

Net Revenues by Product:

	Percentages			Growth Rates
	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018	Q-T-Q	Y-T-Y
Advanced Products	68%	66%	57%	8%	55%
Core Products	32%	34%	43%	-4%	-4%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018

Annual Return on Equity (%)*	34	34	19

Operating Cash Flow	$288	$314	$242

Depreciation Expense (including software amortization)	$22	$18	$16

Capital Expenditures (including software)	$28	$20	$21

Combined Inventory Days	112	109	117

Revenue Turns (%)	35	40	33

*Return on equity calculation: Annualized year to date GAAP net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Year 2019

•
Driven by 5G, Communications revenues increased 34% compared to last fiscal year. Wireless strength resulted from momentum across both radio and baseband applications with OEM customers; especially due to 5G deployment in South Korea and preparation for 5G deployment in China. During the year, Xilinx and Samsung jointly enabled the world’s first 5G NR commercial deployment. Xilinx also expanded its breakthrough RFSoC portfolio to the full sub-6GHz spectrum support that is required for 5G.

•
Data Center and Test, Measurement & Emulation (TME) revenues grew double digits during fiscal year 2019, driven by the Data Center business which grew 40%. During the fiscal year, Xilinx demonstrated strong design-win momentum across hyperscalers, enterprise customers and partners and increased the cumulative number of Xilinx ISV partners to over 500. Xilinx continued to enable key Xilinx platform and Alveo partners through its corporate venture initiatives, doubling ecosystems investments year over year to more than 20 portfolio companies addressing key applications in a variety of areas including data analytics, financial computing and video streaming acceleration.

Continuing on this path, Xilinx announced today that it has entered into a definitive agreement to acquire Solarflare Communications, a leading provider of high-performance, low latency networking solutions for customers spanning FinTech to cloud computing, further accelerating its “Data Center First” strategy. This acquisition will enable Xilinx to combine its industry leading FPGA, MPSoC and ACAP solutions with Solarflare’s high-speed network interface card (NIC) technology and Onload application acceleration software, to enable a new converged SmartNIC platform.

•
Xilinx Automotive business grew double digits reflecting the Company’s leading and growing position in Advanced Driver Assist Systems (ADAS). During the fiscal year, Daimler showcased its AI solution in the new Mercedes GLE Sport Utility Vehicle that is powered by Xilinx products. In addition, ZF Friedrichshafen AG, a global leader and Tier-1 automotive supplier announced a strategic collaboration in which Xilinx technology will power its highly advanced AI-based automotive control unit to enable automated driving applications. Further, BYD in China started mass production of front-camera ADAS technology using Xilinx SoCs.

•
Industrial, Aerospace & Defense as well as Automotive, Broadcast and Consumer primary end markets grew to new sales records, with each market supported by a robust and diversified portfolio.  Industrial, Aerospace & Defense strength was driven primarily by Industrial growing double digits.  Revenues from Automotive, Broadcast and Consumer were driven by double digit growth from each of the businesses.

Business Outlook - Fiscal First Quarter 2020
The following guidance is based on current expectations and estimates, and as indicated, are presented on a GAAP and non-GAAP basis. This guidance is forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$835M - $865M	—	$835M - $865M
Gross Margin	~66%	—	~66%
Operating Expenses	~$315M	$7M (1)	~$308M
Other Income	~$15M	—	~$15M
Tax Rate	7% - 9%	—	7% -9%

(1)	Includes an estimated $7 million in M&A related expenses and amortization of acquisition related intangibles

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the March quarter financial results and management's outlook for the June quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 7974619 . The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal fourth quarter 2019 results and business outlook for the June quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the

Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. We believe these costs do not reflect the Company’s current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.
Gains on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.
Executive transition costs: The Company excludes the costs associated with the executive transition that took place in the fourth quarter of fiscal 2018, which primarily consisted of stock-based compensation and severance payments.  The Company believes the exclusion of such costs will facilitate a comparable evaluation of its current operating performance to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income, as detailed above. It also excludes U.S. tax reform related items. The Company believes excluding U.S. tax reform related items will facilitate a comparable evaluation of its current performance to its past performance. The first quarter of fiscal 2020 outlook does not reflect other tax related items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the June quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018*	March 30, 2019	March 31, 2018*
Net revenues	$828,361	$800,057	$638,191	$3,059,040	$2,467,023
Cost of revenues	269,457	247,903	188,941	955,868	743,419
Gross margin	558,904	552,154	449,250	2,103,172	1,723,604
Operating expenses:
Research and development	199,500	189,329	162,483	743,027	639,750
Selling, general and administrative	107,160	103,039	89,348	398,416	362,329
Amortization of acquisition-related intangibles	1,866	1,866	584	4,930	2,152
Executive transition costs	—	—	33,351	—	33,351
Total operating expenses	308,526	294,234	285,766	1,146,373	1,037,582
Operating income	250,378	257,920	163,484	956,799	686,022
Interest and other income (expense), net	9,302	(1,330)	(3,781)	11,533	5,357
Income before income taxes	259,680	256,590	159,703	968,332	691,379
Provision for income taxes	15,040	17,230	14,232	78,582	227,398
Net income	$244,640	$239,360	$145,471	$889,750	$463,981
Net income per common share:
Basic	$0.96	$0.95	$0.57	$3.52	$1.86
Diluted	$0.95	$0.93	$0.56	$3.47	$1.80
Cash dividends per common share	$0.36	$0.36	$0.35	$1.44	$1.40
Shares used in per share calculations:
Basic	253,855	253,060	254,559	252,762	249,595
Diluted	258,177	256,374	257,916	256,434	257,960

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 30, 2019	March 31, 2018*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,175,684	$3,447,570
Accounts receivable, net	335,165	382,246
Inventories	315,358	236,077
Other current assets	65,771	88,695
Total current assets	3,891,978	4,154,588
Net property, plant and equipment	328,929	304,117
Long-term investments	53,433	97,896
Other assets	877,008	503,946
Total assets	$5,151,348	$5,060,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$475,036	$412,759
Current portion of long-term debt	—	499,186
Total current liabilities	475,036	911,945
Long-term debt	1,234,807	1,214,440
Other long-term liabilities	579,996	573,809
Stockholders' equity	2,861,509	2,360,353
Total Liabilities and Stockholders' Equity	$5,151,348	$5,060,547

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Twelve Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018	March 30, 2019	March 31, 2018
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$21,607	$17,974	$15,756	$70,704	$50,172
Amortization	10,195	7,984	33,963	33,656	46,582
Stock-based compensation	38,748	38,641	48,606	147,942	153,815
Net cash provided by operating activities	288,007	313,917	242,293	1,091,215	820,027
Purchases of property, plant ,equipment and software	28,242	20,270	20,978	89,045	49,918
Payment of dividends to stockholders	91,384	91,108	89,302	364,244	353,053
Repayment of debt	500,000	—	—	500,000	457,918
Repurchases of common stock	—	1,015	163,448	161,551	474,254

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,170	$2,366	$2,006	$8,820	$8,492
Research and development	23,099	22,352	19,011	86,428	76,790
Selling, general and administrative	13,479	13,923	10,968	52,694	51,912
Executive transition costs	—	—	16,621	—	16,621

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018*	March 30, 2019	March 31, 2018*
GAAP operating income	$250,378	$257,920	$163,484	$956,799	$686,022
Acquisition-related costs	6,560	3,208	—	13,469	—
Amortization of acquisition-related intangibles	1,866	1,866	584	4,930	2,152
Executive transition costs	—	—	33,351	—	33,351
Non-GAAP operating income	$258,804	$262,994	$197,419	$975,198	$721,525

GAAP net income	$244,640	$239,360	$145,471	$889,750	$463,981
Acquisition-related costs	6,560	3,208	—	13,469	—
Amortization of acquisition-related intangibles	1,866	1,866	584	4,930	2,152
Executive transition costs	—	—	33,351	—	33,351
Gain from private investments	—	—	—	(6,503)	—
Income tax effect of changes in applicable U.S. tax laws	(8,508)	(6,949)	11,623	(6,100)	190,503
Income tax effect of non-GAAP adjustments	(2,330)	(559)	(10,045)	(3,050)	(10,045)
Non-GAAP net income	$242,228	$236,926	$180,984	$892,496	$679,942

GAAP diluted EPS	$0.95	$0.93	$0.56	$3.47	$1.80
Acquisition-related costs	0.02	0.01	—	0.05	—
Amortization of acquisition-related intangibles	0.01	0.01	—	0.02	0.01
Executive transition costs	—	—	0.13	—	0.13
Gain from private investments	—	—	—	(0.03)	—
Income tax effect of changes in applicable U.S. tax laws	(0.03)	(0.03)	0.05	(0.02)	0.74
Income tax effect of non-GAAP adjustments	(0.01)	—	(0.04)	(0.01)	(0.04)
Non-GAAP diluted EPS	$0.94	$0.92	$0.70	$3.48	$2.64

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).